Exhibit 99.1

SIGNET JEWELERS ANNOUNCES TWO NEW BOARD APPOINTMENTS

New members to bring expertise in branding, services, operations and digital innovation

HAMILTON, Bermuda, February 10, 2021 – Signet Jewelers Limited ("Signet") (NYSE:SIG), the world's largest retailer of diamond jewelry, today announced the appointments of André Branch and Dontá Wilson to its board of directors, effective immediately. Their appointments will expand Signet’s board to 12 from 10 members, 11 of whom are independent, and will further position the company’s goal to reinvent how people browse, shop and purchase jewelry for all occasions.

“We’re thrilled to welcome André and Dontá to the Signet Board of Directors,” said H. Todd Stitzer, Board Chairman. “These dynamic, transformative leaders with incredible backgrounds and track records join Signet at an exciting time, and embody what we seek from our directors – agile mindsets, proven leadership and innovative thinking. I’m confident they will help fuel our work accelerating Signet’s digital-first, omnichannel transformation under CEO Gina Drosos’ leadership.”

About André Branch

Branch is passionate about building and reinventing brands, as well as expanding customer experiences through services. Last year, he became the Senior Vice President and General Manager of MAC Cosmetics North America - Estee Lauder. Branch previously served as Senior Vice President of e-Commerce and Digital Operations at L’Oréal USA. He is a well-rounded operator and, in previous roles there, led some of the company’s most iconic brands such as Viktor & Rolf Flowerbomb, Diesel, Stella McCartney, and Ralph Lauren – where he oversaw one of the most successful men’s fragrance launches in the country.

An entrepreneurial business leader and modern marketer, Branch has substantial experience managing P&Ls, generating top-line and bottom-line growth, and leading cross-functional teams. He received an MBA from the University of Michigan and a bachelor’s degree in economics from the University of Maryland. Prior to receiving his MBA, Branch worked as a CPA in audit for Deloitte & Touché. He is a native of Baltimore and often volunteers his time inspiring and motivating kids from disadvantaged backgrounds.

“I’m delighted to join the Signet board, especially at this critical moment when the company has demonstrated remarkable agility as part of its Path to Brilliance transformation,” Branch said. “I’m also energized by Signet’s purpose of inspiring love for its customers, employees and communities.”

About Dontá Wilson

Wilson currently serves as the Chief Digital and Client Experience Officer of Truist Financial Corporation, the nation’s 6th largest and highly innovative purpose-driven bank. He leads Truist’s digital innovation and transformation, overseeing digital banking and commerce, delivering the company’s largest-ever new branding launch, and responsible for omni-channel client experience strategy, client analytics and client journey execution. Wilson has a passion for accelerating employee experience and serves as an executive sponsor of Truist’s diversity, equity and inclusion initiative and co-chair of its culture council. He is a strategic, tech-savvy and operationally grounded leader who brings a proven track record of positively impacting growth, digital transformation, brand equity and culture across organizations, along with an intense focus on delivering a distinctive client experience.

A five-time winner of Savoy Magazine’s Top 100 Most Influential Blacks in Corporate America, Wilson received an MBA from the University of Maryland and a bachelor’s in business administration from the University of North Carolina at Charlotte. He also has deep experience serving on not-for-profit boards, primarily focused on ensuring that disadvantaged youth have opportunity for education and focused on eliminating the digital divide.

"I am excited to join Signet’s board of directors, particularly in this moment as it accelerates the company’s transformation with breakthroughs in customers’ digital experience and innovation in every part of the business and organization,” Wilson said. “I’m energized to help Signet leverage its purpose as a key business growth driver delivering positive impact across the industry and world."

For more information regarding the Signet Board of Directors, please see http://www.signetjewelers.com/investors/corporate-governance/default.aspx.

Signet’s Commitment to Diversity, Equity & Inclusion

Signet Jewelers Limited is the world's largest retailer of diamond jewelry with a Purpose of Inspiring Love. The company operates approximately 2,900 stores primarily under the name brands of Kay Jewelers, Zales, Jared, H.Samuel, Ernest Jones, Peoples, Piercing Pagoda, and JamesAllen.com as well as digital marketplaces under the URLs www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com, www.pagoda.com, and www.jamesallen.com.

For its third consecutive year, Signet Jewelers in January 2021 was recognized by Bloomberg Gender Equality Index for its commitment to Diversity, Equity and Inclusion, and was recently named a Certified Great Place to Work.™ A key part of Signet’s transformation plan is advancing the company’s commitment to diversity both within the company and within the communities in which it operates. Further information on Signet is available at www.signetjewelers.com.

With the appointment of Branch and Wilson, 59% percent of Signet’s Board is now comprised of women or persons of color. Additionally, within its employee base, 82% of Signet’s team members represent gender or ethnic diversity, including 58% within the executive team since August 2020.

Safe Harbor Statement

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet's prospects, growth and strategies. The use of the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "preliminary," "forecast," "objective," "plan," or "target," and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties which could cause the actual results to not be realized. For a discussion of the risks and uncertainties which could cause actual results to differ materially from those expressed in any forward looking statement, see the "Risk Factors" and "Forward-Looking Statements" sections of Signet's Fiscal 2020 Annual Report on Form 10-K filed with the SEC on March 26, 2020 and quarterly reports on Form 10-Q and the "Safe Harbor Statements" in current reports on Form 8-K filed with the SEC. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Media

Colleen Rooney
Chief Communications Officer
colleen.rooney@signetjewelers.com

Barbara DeLollis
VP, Media Relations
barbara.delollis@signetjewelers.com
+1-301-814-3357